Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the FreeCast, Inc. 2021 Incentive Award Plan of our report dated September 28, 2026, with respect to the financial statements of FreeCast, Inc. included in its Annual Report (Form 10-K) for the years ended June 30, 2026 and 2025, filed with the Securities and Exchange Commission.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

November 13, 2026